Exhibit 99.1

Grayscale Bitcoin Trust (BTC) Initial Distribution

of Grayscale Bitcoin Mini Trust (BTC) Shares to Shareholders of Record of Grayscale Bitcoin Trust (BTC) as of July 30, 2024

GLOSSARY OF TERMS

Distribution Date – The date on which shares of the Trust are distributed to Shareholders of Record.[1]

BTC Portion – 10% of the Bitcoin held by GBTC, determined as of immediately after the close of business on the day prior to the Record Date and taking into account creation and/or redemption orders that settle prior to the close of the Record Date.

GBTC Portion – 90% of the Bitcoin held by GBTC, determined as of immediately after the close of business on the day prior to the Record Date and taking into account creation and/or redemption orders that settle prior to the close of the Record Date.

GBTC – Grayscale Bitcoin Trust (BTC)

Trust – Grayscale Bitcoin Mini Trust (BTC)

Initial Distribution - GBTC’s pro rata distribution, to Shareholders of Record, of shares of the Trust issued to GBTC in exchange for the contribution by GBTC of the BTC Portion.

Shareholders of Record - Shareholders of GBTC as of the close of business (i.e., 4:00 pm New York Time) on the Record Date.

Record Date - July 30, 2024

Grayscale Bitcoin Trust (BTC) Initial Distribution

Shareholders should note that on the Distribution Date, to effectuate the Initial Distribution, Grayscale Bitcoin Trust (BTC) ("GBTC") will contribute 10% of its Bitcoin, determined as of immediately after the close of business on the day prior to the Record Date and taking into account creation and/or redemption orders that settle prior to the close of the Record Date (the “BTC Portion”), to Grayscale Bitcoin Mini Trust (BTC) (the "Trust") as consideration for newly created shares of the Trust. The newly created shares of the Trust will then be distributed to shareholders of GBTC as of the close of business on the Record Date (“Shareholders of Record”), pro rata based on a 1:1 ratio, such that for each one (1) share of GBTC held by each GBTC Shareholder of Record, such GBTC Shareholder of Record will be entitled to receive one (1) share of the Trust on the Distribution Date.

GBTC shares 1 have a Bitcoin-per-share ratio of 0.00088695 per share immediately after the close of business on the day prior to the Record Date.

[1] The anticipated Distribution Date is July 31, 2024. Shares of the Trust are expected to commence trading on the Distribution Date.

GBTC shares trading on the Record Date initially will have a Bitcoin-per-share ratio that is 90% of the Bitcoin-per-share ratio at the close of business on the day prior to the Record Date. From and after the Record Date, GBTC shares will have a Bitcoin-per-share ratio that is reduced by the amount of Bitcoin-per-share accrued as Sponsor’s Fee with respect to 90% of the Bitcoin held by GBTC, determined as of immediately after the close of business on the day prior to the Record Date and taking into account creation and/or redemption orders that settle prior to the close of the Record Date (the “GBTC Portion”), from and after the Record Date.

Trust shares will have an initial Bitcoin-per-share ratio on the Distribution Date that is 10% of GBTC’s Bitcoin-per-share ratio at the close of business on the day prior to the Record Date.[2]

There will be no additional expenses or further payments incurred in connection with the Initial Distribution.

Effects of the Initial Distribution on tax basis in GBTC and the Trust

Importance of obtaining professional tax advice.

This communication is not intended as, and does not constitute, tax advice. The U.S. federal income tax consequences of the Initial Distribution are complex, subject to uncertainty in certain respects and may be affected by circumstances specific to a beneficial owner of GBTC shares. Any beneficial owner of GBTC shares who receives Trust shares in the Initial Distribution, and any intermediary holding shares of GBTC or the Trust, should consult their own tax adviser regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between shares of GBTC and shares of the Trust.

Expected basis consequences of the Initial Distribution.

As further discussed in the section of the preliminary information statement on Schedule 14C filed by GBTC on July 23, 2024, and of the subsequent definitive information statement on Schedule 14C to be filed on or after the Record Date (as applicable, the “Information Statement”), entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” and subject to the limitations and qualifications set forth therein (including with respect to the qualification of both GBTC and the Trust as grantor trusts for U.S. federal income tax purposes), it is expected that neither GBTC nor any beneficial owner of GBTC shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither GBTC’s contribution of Bitcoin to the Trust nor GBTC’s distribution of shares in the Trust to Shareholders of Record will be reported to any beneficial owner of GBTC shares (or to any intermediary holding GBTC shares) as giving rise to income, gain, loss, deduction, credit or proceeds.

However, as described in (and subject to the limitations and qualifications set forth in) the section of the Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” it is expected that each beneficial owner of GBTC shares who receives (or is treated for U.S. federal income tax purposes as having received) shares of the Trust in the Initial Distribution will be required to allocate its tax basis in its pro rata share of the Bitcoin held by GBTC between (x) its pro rata share of the GBTC Portion and (y) its pro rata share of the BTC Portion. Any transaction the trade date for which occurs on or after the Record Date in shares of GBTC or the Trust that are affected by such basis allocation should take such basis allocation into account.

[2] The BTC Portion will be subject to the Sponsor’s Fee on the Distribution Date.

Although the proper allocation of such tax basis between Bitcoin to be held after the Initial Distribution by GBTC and the Trust, respectively, is not entirely free from doubt, (i) a beneficial owner’s tax basis in its pro rata share of the Bitcoin held by the Trust generally should be equal to its tax basis in its pro rata share of the BTC Portion, (ii) a beneficial owner’s tax basis in its pro rata share of the Bitcoin remaining in GBTC immediately after the Initial Distribution should be equal to its tax basis in its pro rata share of the GBTC Portion as of immediately after the close of business on the day prior to the Record Date, less any Bitcoin accrued as Sponsor’s Fee with respect to the GBTC Portion for the period between the Record Date and the Distribution Date and (iii) a beneficial owner’s aggregate tax basis in its pro rata share of the Bitcoin held by GBTC and to be held by the Trust immediately after the Initial Distribution should be equal to its tax basis in its pro rata share of the Bitcoin held by GBTC (directly and through the Trust) immediately prior to the Initial Distribution.

Under this framework, 90% of a beneficial owner’s tax basis in the GBTC shares as of the Record Date would be retained in the GBTC shares (subject to adjustment for Sponsor’s Fee accrued with respect to the GBTC portion) and 10% of that beneficial owner’s tax basis in the GBTC shares as of the Record Date would be reallocated to the Trust shares. An illustrative example of the basis allocation methodology described above is included further below. If a beneficial owner of GBTC shares on the Record Date acquired those shares on different dates or at different prices, this determination should apply on a lot-by-lot basis.

Expected holding period consequences of the Initial Distribution.

As described in (and subject to the limitations and qualifications set forth in) the section of the Information Statement entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” it is expected that a Trust shareholder’s holding period for its pro rata share of the Bitcoin held by the Trust generally should include the shareholder’s holding period in such Bitcoin while it was held by GBTC, and the shareholder’s holding period in its pro rata share of the Bitcoin remaining in GBTC should not be affected by the Initial Distribution.

The below example is a hypothetical allocation of tax basis between existing GBTC shares and newly created Trust shares and is for illustrative purposes only.

Example: On the Record Date, Shareholder XYZ holds 20,000 GBTC shares (purchased for cash in a single transaction). Immediately after the close of business on the day prior to the Record Date (i.e., after taking into account any adjustments arising prior to the Record Date, including any adjustments arising from the accrual and payment of the Sponsor Fee’s prior to the Record Date), Shareholder XYZ’s tax basis in its GBTC shares is equal to $42.78 per share for a total tax basis of $855,600.

Step 1:	Identify the shareholder’s adjusted tax basis in its share of the BTC Portion as of the Record Date and the Distribution Date

The Bitcoin contributed by GBTC to the Trust in connection with the Initial Distribution was 10% of the Bitcoin held by GBTC immediately after the close of business on the day prior to the Record Date (and taking into account creation and/or redemption orders that settled prior to the close of the Record Date). Provided that Shareholder XYZ had a total tax basis of $855,600 in its pro rata share of Bitcoin held by GBTC, Shareholder XYZ’s tax basis in 10% of its pro rata share of that Bitcoin was $85,560. Further, because the Initial Distribution was made on a 1-for-1 basis, Shareholder XYZ received 20,000 shares of the Trust in the Initial Distribution. Accordingly, Shareholder XYZ’s initial tax basis per share of the Trust received in the Initial Distribution is approximately $4.28 ($85,560 divided by 20,000).

	GBTC tax basis as of close of Record Date	$ 855,600
	Initial Distribution Rate	10%
	Allocated tax basis in the pro forma Trust shares	$ 85,560
	Allocated tax basis in the Trust	$ 85,560
	Total Shares	20,000
	Shareholder’s allocated tax basis per pro forma share in the Trust	$ 4.278

Step 2:	Identify the shareholder’s adjusted tax basis in the GBTC Portion as of the Record Date

The Bitcoin remaining in GBTC after the Initial Distribution constituted 90% of the Bitcoin held by GBTC immediately after the close of business on the day prior to the Record Date (and taking into account creation and/or redemption orders that settled prior to the close of the Record Date), decreased by the amount of any Sponsor’s Fee accrued or paid for the period between the Record Date and the Distribution Date. Provided that Shareholder XYZ had a total tax basis (determined immediately after the close of business on the day prior to the Record Date) of $855,600 in its pro rata share of Bitcoin held by GBTC, Shareholder XYZ’s tax basis in 90% of its pro rata share of that Bitcoin was $770,040. Given Shareholder XYZ retains 20,000 shares of GBTC after the Initial Distribution, Shareholder XYZ’s tax basis per share of GBTC, excluding basis attributable to the BTC Portion, as of the opening of the Record Date is approximately $38.50 ($770,040 divided by 20,000).

	GBTC total tax basis on the Record Date	$ 855,600
	1- Initial Distribution Rate	90%
	Allocated tax basis in pro forma GBTC shares on Record Date	$ 770,040
	Allocated tax basis in GBTC on Record Date	$ 770,040
	Total Shares	20,000
	Allocated tax basis per pro forma GBTC share on Record Date	$ 38.502

The GBTC Portion will continue to be subject to the Sponsor’s Fee on and after the Record Date[3] and, accordingly, Shareholder XYZ’s basis in its pro forma GBTC shares will be reduced each day (including the Record Date) by Shareholder XYZ’s portion of the Sponsor’s Fee charged on the GBTC Portion for that day.

If Shareholder XYZ acquired shares on different dates or for different prices, Shareholder XYZ would repeat the calculations above separately for each purchased lot.

[3] The BTC Portion will be subject to the Sponsor’s Fee on the Distribution Date.